Exhibit 1.1

CONFIDENTIAL

SELLING AGENCY AGREEMENT

June 5, 2020

BofA Securities, Inc. One Bryant Park New York, NY 10036	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, NY 10020

J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179	U.S. Bancorp Investments, Inc. 214 North Tryon Street, 26th Floor EX_NC-WSTC Charlotte, NC 28202

KeyBanc Capital Markets Inc. 127 Public Square Cleveland, OH 44114-1306	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, NC 28202

Ladies and Gentlemen:

Idaho Power Company, an Idaho corporation (the “Company”), confirms its agreement with each of you with respect to the issue and sale by the Company of up to $500,000,000 aggregate principal amount of its First Mortgage Bonds, Secured Medium-Term Notes, Series L, Due from One Year to Forty Years from Date of Issue (the “Notes”). The Notes will be issued under the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Trustee”), as supplemented and amended by all indentures supplemental thereto including the Forty-ninth Supplemental Indenture relating to the Notes dated as of June 5, 2020 (the “Supplemental Indenture”). The Indenture of Mortgage and Deed of Trust as it has been and may be supplemented as of any specified date is hereinafter referred to as the “Indenture.” Unless otherwise specifically provided for and set forth in a Pricing Supplement (as defined below), the Notes will be issued in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the interest rates, maturities and, if applicable, other terms set forth in such Pricing Supplement. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Medium-Term Notes Administrative Procedures attached hereto as Exhibit A, as they may be amended from time to time (the “Procedures”) (unless a Terms Agreement (as defined in Section 2(b)) modifies or otherwise supersedes such Procedures with respect to Notes issued pursuant to such Terms Agreement). The Procedures may be amended only by written agreement of the Company and you after notice to the Trustee. For the purposes of this Agreement, the term “Agent” shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the “Agents”), the term “Purchaser” shall refer to any of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term “you” shall refer to you collectively whether at any time any of you are acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of you as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (j) hereof.

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(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and for use of automatic shelf registration statements (as defined in Rule 405 under the Act) on Form S-3. The Company has filed with the Securities and Exchange Commission (the “Commission”), not earlier than three years prior to the date hereof, an automatic shelf registration statement on Form S-3 (File No. 333-231555-01), including a prospectus, for the registration under the Act of an unspecified principal amount of its first mortgage bonds and debt securities (the “Securities”), including the Notes, which registration statement became effective upon filing pursuant to Rule 462(e) under the Act; no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission; and no notice of objection of the Commission to the use of the registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. The parts of the registration statement, including all exhibits thereto and the documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the prospectus relating to the Securities contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time each such part of the registration statement most recently became effective, are hereinafter collectively called the “Registration Statement,” and such times are hereinafter collectively called the “applicable effective date” of the Registration Statement. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act. The prospectus dated May 17, 2019 relating to the Securities contained in the registration statement is hereinafter referred to as the “Base Prospectus.” In connection with the sale of the Notes, the Company has filed or proposes to file with the Commission pursuant to Rule 424(b) under the Act a prospectus supplement relating to the Notes (the “Prospectus Supplement”) and further supplements (each a “Pricing Supplement”) specifying the interest rates, maturity dates and other terms of the Notes to be sold pursuant hereto or the offering thereof (the Base Prospectus as supplemented by the Prospectus Supplement and any applicable Pricing Supplement being referred to herein as the “Prospectus”). Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents filed under the Exchange Act and incorporated by reference therein on or before the applicable effective date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act and incorporated by reference therein after the applicable effective date of the Registration Statement or the issue date of the Base Prospectus or the Prospectus, as the case may be.

(b) (i) On the applicable effective date the Registration Statement complied, and as of the Execution Time the Registration Statement as amended or supplemented complies, in all material respects with the applicable requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with the rules and regulations of the Commission thereunder; (ii) on each date any supplement to the Prospectus relating to the Notes is filed with the Commission and at the date of delivery by the Company of any Notes sold hereunder (a “Closing Date”), the Prospectus, as amended or supplemented, will comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; (iii) as of the applicable effective date the Registration Statement did not, as of the Execution Time the Prospectus does not, and as of the Applicable Time the Pricing Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, and in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made, not misleading and (iv) on any Closing Date, the Prospectus, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statements of Eligibility of the Trustee on Forms T-1, or amendments thereto, under the Trust Indenture

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Act or (B) the information contained in or omitted from the Registration Statement, the Prospectus or any amendments or supplements thereto or the Pricing Disclosure Package in reliance upon and in conformity with information, if any, furnished in writing to the Company by any of you specifically for inclusion therein.

(c) Other than the Base Prospectus, the Prospectus, any documents listed in Annex I to any Terms Agreement, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Act or Rule 134 under the Act, the Company (including its agents and representatives, other than you) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, unless such written communication is approved in writing in advance by such of you as may be applicable. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Act and referred to herein as an “Issuer Free Writing Prospectus”), such Issuer Free Writing Prospectus will comply in all material respects with the requirements of Rule 433(c) under the Act and, if the filing thereof is required pursuant to Rule 433, such filing will be made in the manner and within the time period required by Rule 433(d) under the Act. The Company will retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Act if retention is required pursuant to Rule 433.

(d) As of the time any Notes are issued and sold hereunder, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms and such Notes will have been duly authorized, executed, authenticated and, when paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture.

(e) As of the time any Notes are issued and sold, the issue and sale of the Notes and the compliance by the Company with all the provisions of the Notes, the Indenture, and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company are subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation, as amended or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, qualification of or registration with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (i) such orders as have been issued by the Idaho Public Utilities Commission (which grants authority to sell the Notes through May 31, 2022), the Public Utility Commission of Oregon and the Public Service Commission of Wyoming and are in full force and effect, (ii) such orders (including amendments and supplements to existing orders) and approvals to be obtained from the Idaho Public Utilities Commission and the Public Service Commission of Wyoming before issuance or sale of any Notes having maturity of more than 30 years, which orders and approvals the Company hereby agrees and covenants to obtain before any such Notes are issued or sold, or any solicitation of offers to purchase such Notes is made, (iii) such as have been, or will have been prior to any Closing Date, obtained under the Act and the Trust Indenture Act and (iv) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Notes by the Agents.

(f) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act). The Company’s internal control over financial reporting was effective as of December 31, 2019 and the Company is not aware of any material weaknesses in its internal control over financial reporting.

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(g) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(h) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that were effective as of March 31, 2020.

(i) At the earliest time after the filing of the registration statement that the Company makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes, the Company will not be an “ineligible issuer,” as defined in Rule 405 under the Act.

(j) The terms that follow, when used in this Agreement, shall have the meanings indicated. The term “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. With respect to any issue of Notes, (A) the “Applicable Time” will be (i) with respect to Notes sold to a Purchaser, such time as is specified in the applicable Terms Agreement as the Applicable Time, or, if the Terms Agreement does not specify the Applicable Time, the Applicable Time shall mean the time of the first sale (including, without limitation, a contract of sale) by the Company to a Purchaser of such Notes, or (ii) with respect to Notes sold by an Agent, the Applicable Time shall mean each time of sale (including, without limitation, a contract of sale) of such Notes, and (B) the “Pricing Disclosure Package” shall mean the Prospectus as amended or supplemented immediately prior to the Applicable Time taken together with any final term sheet in the form set forth in Annex II to the applicable Terms Agreement (the “Final Term Sheet”), any Issuer Free Writing Prospectus and any other free writing prospectus that the Company and such Agent shall expressly agree in writing to include as part of the Pricing Disclosure Package with respect to such issue of Notes.

(k) (i)(A) At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, and (D) at the execution time of this Agreement (with such date being used as the determination date for purposes of this clause (D)), the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) with respect to each offering of the Notes pursuant hereto, at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of such Notes, the Company was not and will not be an “ineligible issuer” as defined in Rule 405 under the Act.

(l) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries nor, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any

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person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(n) The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(o) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (UNSC), the European Union, Her Majesty’s Treasury (HMT), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(p) Except as would not reasonably be expected to result in a Material Adverse Effect (i) the Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized

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access or disclosure or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. The Company and its subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser. (a) Subject to the terms and conditions set forth herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby appoints each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, when requested by the Company to use its reasonable best efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that if approved by the Company any Agent may purchase Notes as principal pursuant to Section 2(b).

Each Agent agrees that in carrying out the transactions contemplated by the Agreement, it will observe and comply with all securities or blue sky laws, regulations, rules and ordinances in any jurisdiction in which the Notes may be offered, sold or delivered applicable to it as Agent hereunder. Each Agent agrees not to cause any advertisement of the Notes to be published in any newspaper or periodical or posted in any public place and not to publicly issue any circular relating to the Notes other than the Prospectus, except in any case with the prior express written consent of the Company.

Each Agent represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Notes (other than by means of a Final Term Sheet) that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

The Company agrees to pay each Agent a commission, for such Agent’s services in acting as an agent and not for a purchase by such Agent as principal, at the Closing Date with respect to each sale of Notes by the Company as a result of a solicitation made by such Agent, in an amount equal to that percentage specified in Schedule I hereto of the aggregate principal amount of the Notes sold by the Company. Such commission shall be payable as specified in the Procedures.

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The Company may from time to time offer Securities or Notes for sale otherwise than through an Agent and from time to time may appoint additional agents to sell the Notes; provided, however, that so long as this Agreement shall be in effect, the Company shall not solicit or accept offers to purchase Notes through any agent other than an Agent, except that the Company may accept offers to purchase Notes through an agent other than an Agent if the Company gives the Agents reasonable prior notice of such acceptance and any such agent enters into an agreement with the Company on terms that are substantially similar to those contained in or incorporated in this Agreement.

If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

(b) Subject to the terms and conditions stated herein, whenever the Company and any of you determine that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and a supplemental agreement relating to such sale. Each such supplemental agreement is herein referred to as a “Terms Agreement.” Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the aggregate principal amount of such Notes, the price to be paid to the Company for such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Applicable Time with respect to such Notes, the Closing Date, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company’s independent registered public accounting firm as described in Section 6(b). Any such Terms Agreement may also specify the period of time referred to in Section 4(1) and certain terms of the reoffering of the Notes. Any Terms Agreement shall be substantially in the form attached hereto as Exhibit B and may take the form of an exchange of any standard form of written telecommunication between the Purchaser and the Company. The Purchaser’s commitment to purchase Notes shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices related to prevailing market prices determined at the time of resale or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow to any broker or dealer any portion of the discount or commission payable pursuant hereto. Any resale at a discount may not exceed the amount set forth in the Pricing Supplement relating to such Notes.

3. Offering and Sale of Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

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4. Agreements. The Company agrees with you that:

(a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment or supplement to the Registration Statement or the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of Notes providing solely for the specification of or a change in the maturity dates, interest rates, issuance prices or other similar terms of any Notes or (iii) an amendment or a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you through your counsel a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company shall cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and shall provide evidence satisfactory to you of such filing.

To the extent required under the Act, the Company also agrees to prepare, prior to the termination of the offering of the Notes, with respect to any Notes to be sold pursuant to this Agreement, an Issuer Free Writing Prospectus that is a Final Term Sheet, and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such rule.

The Company will promptly advise each of you (i) when the Prospectus, any supplement thereto and any Issuer Free Writing Prospectus has been filed with the Commission pursuant to Rule 424(b) or Rule 433(d) under the Act, (ii) when, prior to termination of any offering of Notes, any amendment to the Registration Statement (except periodic or current reports filed under the Exchange Act) has been filed or become effective, (iii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If, at any time following the relevant Applicable Time, when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which (i) the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) it is necessary to amend or supplement the Registration Statement, the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder or (iii) the information contained in an Issuer Free Writing Prospectus conflicts with information contained in the Registration Statement or the Prospectus that has not been superseded or modified, the Company will promptly (x) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and cease using the Prospectus as then supplemented), (y) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement to the Registration Statement, the Prospectus, the Issuer Free Writing Prospectus or the Final Term Sheet, which will correct such statement or omission or effect such compliance and (z) supply any supplemented Prospectus, Final Term Sheet or Issuer Free Writing Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement is satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder.

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(c) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent such documents are not available pursuant to the EDGAR filing system, will furnish to each of you copies of such documents.

(d) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) The Company will furnish to each of you and your counsel, without charge, as many copies of the Registration Statement (including exhibits thereto), and, so long as delivery of a prospectus may be required by the Act, the Prospectus and each additional prospectus supplement, the Final Term Sheet, any Issuer Free Writing Prospectus, and each amendment or supplement to the Indenture entered into subsequent to the date hereof, as you may reasonably request.

(f) The Company will use its reasonable best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, and will maintain such qualifications in effect so long as required for the distribution of the Notes, except that the Company shall not be required to qualify as a foreign corporation or dealer in securities or to execute a general consent to service of process in any jurisdiction.

(g) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Supplemental Indenture, the Final Term Sheet, any Issuer Free Writing Prospectus, this Agreement, any Terms Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Notes, the fees and disbursements of your counsel incurred in compliance with Section 4(f) (such fees not to exceed $10,000), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you as requested for all out-of-pocket expenses (including pre-approved advertising expenses), if any, incurred by you in connection with the implementation of this program and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with the implementation of this program.

(h) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the Closing Date relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement, the Prospectus as amended or supplemented at each such time and any Issuer Free Writing Prospectus relating to the Notes). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the Closing Date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such Closing Date and of any other Securities to be issued and sold by the Company on or prior to such Closing Date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your request of the aggregate amount of Securities registered under the Registration Statement which remain unsold.

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(i) Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto, the Company shall deliver or cause to be delivered promptly to you a certificate of the Company, in form reasonably satisfactory to you, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of the Company, dated the date of filing of such report or material amendment or supplement thereto, of the same tenor as the certificate referred to in Section 5(d) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to such date.

(j) Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto, the Company shall furnish or cause to be furnished promptly to you written opinions of counsel for the Company, in form reasonably satisfactory to you, dated the date of filing of such report or material amendment or supplement thereto, of the same tenor as the opinions referred to in Section 5(b) but modified to relate to the Registration Statement as of its then most recent effective date and the Prospectus as amended or supplemented to the date of filing of such report or material amendment or supplement thereto or, in lieu of such opinions, counsel last furnishing such opinions to you may furnish you with a letter to the effect that you may rely on such last opinions to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions will be deemed to relate to the Registration Statement as of its then most recent effective date and the Prospectus as amended or supplemented to the date of filing of such report or material amendment or supplement thereto).

(k) Each time the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a material amendment or supplement thereto, the Company shall cause its independent registered public accounting firm promptly to furnish you a letter, dated no later than five business days after the date of filing of such report or material amendment or supplement thereto, in form reasonably satisfactory to you, of the same tenor as the letter referred to in Section 5(e) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company’s independent registered public accounting firm may limit the scope of such letter, which shall be satisfactory in form to you, to the unaudited financial statements, the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in your reasonable judgment, such letter should cover other information or changes in specified financial statement line items.

(l) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Purchaser thereunder, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any first mortgage bonds issued by the Company (other than the Notes being sold pursuant to such Terms Agreement).

(m) Notwithstanding the foregoing, it is agreed that if, at any time and from time to time during the term of this Agreement, the Company should deliver to the Agents notification of its decision to suspend solicitation of offers to purchase Notes pursuant to Section 2(a), then during the period of any such suspension or suspensions the Company shall be relieved of its obligation to provide to the Agents the certificate, opinions and letter required pursuant to Sections 4(i), 4(j) and 4(k) hereof. However, whenever such a suspension is lifted, the Company shall be required to deliver to the Agents, prior to the resumption of any solicitation of offers to purchase Notes pursuant to Section 2(a), the most recent certificate, opinions and letter which would have been required except for the suspension. In the case of the letter required by Section 4(k) hereof, and not in limitation of Section 5(e), when the suspension is lifted the letter or letters

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provided by the Company’s independent registered public accounting firm shall be provided for information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter, for which a letter or letters had not been previously provided pursuant to Section 4(k).

(n) During the term of this Agreement, the Company shall furnish to each Agent (i) to the extent such documents are not available pursuant to the EDGAR filing system, copies of all annual, quarterly and current reports (without exhibits) of the Company filed with the Commission under the Exchange Act, (ii) to the extent such documents are not available pursuant to the EDGAR filing system or disseminated through a national news distribution source and publicly available at no charge to the recipient, copies of all announcements made to the general financial community and (iii) notice of (x) any decrease in the rating or (y) credit watch with negative implications, in either case of the Notes or any other debt securities of the Company, by any nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act).

(o) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note and prior to the delivery of any payment for such Note, any change, condition or development specified in any of Sections 8(b)(iii), (iv) or (v) shall have occurred (with the judgment of the Agent that presented the offer to purchase such Note being substituted for any judgment of a Purchaser required therein) the effect of which is, in the judgment of the Agent that presented the offer to purchase such Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 4(o)).

(p) The Company shall pay any required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, when any supplement to the Prospectus relating to the Notes is filed with the Commission and as of each Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) under the Act, the Prospectus, and any supplement, shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company.

(b) Subject to Section 5(g) below, the Company shall have furnished to each Agent the opinions of Perkins Coie LLP or other counsel to the Company reasonably acceptable to the Agents, and the opinion of the General Counsel for the Company, dated the Execution Time, substantially in the forms of Exhibits D-1 and D-2 hereto and Exhibit E hereto, respectively.

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(c) Subject to Section 5(g) below, each Agent shall have received from Sullivan & Cromwell LLP or other counsel for the Agents determined by the Agents and reasonably acceptable to the Company, such opinion or opinions, dated the Execution Time, with respect to the incorporation of the Company, the validity of the Indenture and the Notes, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering their opinions, Sullivan & Cromwell LLP (or other counsel for the Agents) may rely upon the opinion described above of the General Counsel for the Company, as to all matters of Idaho, Montana, Nevada, Oregon, Washington, and Wyoming law.

(d) The Company shall have furnished to each Agent a certificate of the Company, signed by the Chief Executive Officer or the President or the principal financial or accounting officer of the Company, dated the Execution Time, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; and

(iii) since the date of the most recent audited financial statements included in or incorporated by reference in the Prospectus, there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus.

(e) Subject to Section 5(g) below, at the Execution Time, Deloitte & Touche LLP, or such other independent registered public accounting firm approved by the Audit Committee of the Company’s Board of Directors, shall have furnished to each Agent a letter or letters (which may refer to letters previously delivered to the Agents), dated as of the Execution Time, to the effect set forth in Exhibit C hereto.

(f) Subject to Section 5(g) below, prior to the Execution Time, the Company shall have furnished to each Agent such further information, documents and certificates as the Agents may reasonably request.

(g) Notwithstanding the foregoing, if the Company delivers to the Agents notification to suspend solicitation of offers to purchase Notes pursuant to Section 2(a), then the Company shall not be required to deliver (or cause to be delivered) the opinions, letters or other materials required under Sections 5(b), (c), (e) or (f) at the Execution Time; provided that, when such a suspension is lifted, the Company shall deliver (or cause to be delivered) to the Agents, prior to the resumption of any solicitation of offers to purchase Notes pursuant to Section 2(a), (i) the most recent opinions and letter required to be delivered pursuant to Section 4(m), or if no such opinions and letter are required to be delivered pursuant to Section 4(m), the opinions and letter of the same tenor required under Sections 5(b) and (e), but dated a recent date (that is reasonably satisfactory to the Agents) prior to the resumption of such solicitation (such a recent date, the “Delivery Date”), (ii) the opinions of the same tenor required under Sections 5(c) but dated the Delivery

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Date, and (iii) such other information, documents and certificates as the Agents may reasonably request. For the avoidance of doubt, this Section 5(g) shall not limit any obligations of the Company hereunder (other than under Sections 5(b), (c), (e) and (f)), including without limitation any certificates required to be delivered pursuant to Section 4.

(h) In the case of solicitation of offers to purchase any Notes having maturity of more than 30 years, the Company shall have obtained the authorization of its Board of Directors, as well as the approval of the Idaho Public Utilities Commission and the Public Service Commission of Wyoming, in each case, for issuance of Notes having maturity of more than 30 years.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to such Agents and counsel for the Agents, this Agreement and all obligations of any Agent hereunder may be cancelled at any time by the Agents. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the office of Perkins Coie LLP, counsel for the Company, on the date hereof or a Delivery Date, as the case may be.

6. Conditions to the Obligations of a Purchaser. The obligations of a Purchaser to purchase any Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the related Terms Agreement and as of the Closing Date for such Notes, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received by the Company.

(b) To the extent not otherwise agreed to between the Company and the Purchaser in a Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(d) (except that references to the Prospectus shall be to the Prospectus as amended or supplemented as of the date of such Terms Agreement), (ii) the opinions of counsel for the Company, dated as of the Closing Date, to the effect referred to in Section 5(b), (iii) the opinion(s) of counsel for the Purchaser, dated as of the Closing Date, to the effect referred to in Section 5(c), and (iv) the letters of the independent registered public accounting firm for the Company, dated as of the date of the related Terms Agreement and as of the Closing Date, respectively, to the effect referred to in Section 5(e).

(c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

(d) In the case of purchase of any Notes having maturity of more than 30 years, the Company shall have obtained the authorization of its Board of Directors, as well as the approval of the Idaho Public Utilities Commission and the Public Service Commission of Wyoming, in each case, for issuance of Notes having maturity of more than 30 years.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement and the applicable Terms Agreement, or if any of the

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opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be cancelled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7. Indemnification. (a) The Company will indemnify, defend, and hold harmless each of you for, from, and against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each of you for any legal or other expenses reasonably incurred by you in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf for inclusion therein or arising out of, or based upon, statements in or omissions from Exhibits 25.1 and 25.3 to the Registration Statement which shall constitute the Statements of Eligibility of the Trustee on Forms T-1, or amendments thereto, under the Indenture. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

The foregoing indemnity agreement shall, upon the same terms and conditions, extend to and inure to the benefit of each person, if any, that controls any of you within the meaning of the Act.

(b) Each of you severally and not jointly shall indemnify, defend, and hold harmless the Company for, from, and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus, any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you or on your behalf for inclusion therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement shall be in addition to any liability that you may otherwise have.

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The foregoing indemnity agreement shall, upon the same terms and conditions, extend to and inure to the benefit of each director of the Company, each of its officers who has signed the Registration Statement and each person, if any, that controls the Company within the meaning of the Act.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each of you on the other from the offering of the Notes to which such loss, claim, damage or liability (or actions in respect thereof) relates and also the relative fault of the Company on the one hand and each of you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each of you on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or any of you on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by or through you to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

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obligations of each of you in this subsection (d) to contribute are several in proportion to the respective sales made by or through you to the public to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

8. Termination. (a) This Agreement will continue in effect until terminated as provided in this Section 8. This Agreement may be terminated either by the Company as to any Agent or by any Agent insofar as this Agreement relates to such Agent, by giving written notice of such termination to such Agent or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice is given. In the event of such termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any other Agent as to which such termination has not occurred, and no party shall have any liability to the other party hereto, except as provided in the sixth paragraph of Section 2(a), Section 4(g), Section 7 and Section 9 hereof.

(b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Purchaser, by written notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if subsequent to the agreement to purchase such Note and prior to such payment time (i) there shall have occurred any change in or affecting the business or properties of the Company and its subsidiaries taken as a whole the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offer, sale or delivery of Notes in the manner contemplated in the Pricing Disclosure Package, the Prospectus and this Agreement, (ii) there shall have been any decrease in the rating of any of the Company’s first mortgage bonds by Moody’s Investors Service or Standard & Poor’s Ratings Services the effect of which is, in the judgment of the Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offer, sale or delivery of Notes in the manner contemplated in the Pricing Disclosure Package, the Prospectus and this Agreement, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offer, sale or delivery of Notes in the manner contemplated in the Pricing Disclosure Package, the Prospectus and this Agreement or (vi) there shall have occurred any adverse change in national or international financial, political or economic conditions the effect of which is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offer, sale or delivery of Notes in the manner contemplated in the Pricing Disclosure Package, the Prospectus and this Agreement.

9. No Fiduciary Duty. The Company acknowledges and agrees with respect to the purchase and sale of Notes pursuant to Section 2(b) of this Agreement that (i) such purchase and sale is an arm’s-length commercial transaction between the Company, on the one hand, and any of you, on the other, (ii) in connection therewith and with the process leading to such transaction each of you is acting solely as principal and not as agent or fiduciary of the Company, (iii) you have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether you have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company acknowledges and agrees that with respect to the purchase and sale of Notes pursuant to Section 2(b) of this Agreement, it will not claim that you have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such purchase and sale or the process leading thereto.

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10. Survival of Certain Provisions. The respective representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(g) and 7 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this

Agreement. If at the time of termination of this Agreement any Purchaser shall own any Notes with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are sold by the Purchaser.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1221 W. Idaho Street, Boise, Idaho 83702-5627, attention of the Corporate Secretary.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and the controlling persons referred to in Section 7 hereof and no other person will have any right or obligation hereunder.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

15. Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.

[Signature Pages Follow]

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Very truly yours,

IDAHO POWER COMPANY

By:	/s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

[Signatures of Agents/Purchasers Follow]

[Signature Page to Selling Agency Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date hereof.

BOFA SECURITIES, INC. By: /s/ Laurie Campbell Name: Laurie Campbell Title: Managing Director	MUFG SECURITIES AMERICAS INC. By: /s/ Richard Testa Name: Richard Testa Title: Managing Director

J.P. MORGAN SECURITIES LLC By: /s/ Robert Bottamedi Name: Robert Bottamedi Title: Executive Director	U.S. BANCORP INVESTMENTS, INC. By: /s/ Brent Kreissel Name: Brent Kreissel Title: Managing Director

KEYBANC CAPITAL MARKETS INC. By: /s/ Eamon McDermott Name: Eamon McDermott Title: Managing Director	WELLS FARGO SECURITIES, LLC By: /s/ Carolyn Hurley Name: Carolyn Hurley Title: Director

[Signature Page to Selling Agency Agreement]

SCHEDULE I

Commissions:

The Company agrees to pay each Agent a commission equal to the following percentage of the principal amount of each Note sold on an agency basis by such Agent:

Term	Commission Rate
1 year to less than 1.5 years	0.150%
1.5 years to less than 2 years	0.200%
2 years to less than 3 years	0.250%
3 years to less than 4 years	0.350%
4 years to less than 5 years	0.450%
5 years to less than 7 years	0.600%
7 years to less than 10 years	0.625%
10 years to less than 15 years	0.650%
15 years to less than 20 years	0.700%
20 years to less than 25 years	0.750%
25 years to less than 40 years	0.875%

Unless otherwise specified in the applicable Terms Agreement, the discount or commission payable to a Purchaser shall be determined on the basis of the commission schedule set forth above.

Address for Notice to Agents:

Notices to	BofA Securities, Inc. shall be directed to it at 50 Rockefeller Plaza NY1-050-12-01 New York, New York 10020

Attention of	High Grade Transaction Management/Legal
Fax: (646) 855-5958

Notices to	J.P. Morgan Securities LLC shall be directed to it at High Grade Syndicate Desk, 383 Madison Avenue, 3rd Floor, New York, NY 10179

Attention of	High Grade Syndicate Desk
Tel: (212) 834-4533
Fax: (212) 834-6081

Notices to	KeyBanc Capital Markets Inc. shall be directed to it at 127 Public Square, Cleveland, OH 44114

Attention of	High Grade Syndicate
Tel: (216) 689-3567
Fax: (216) 689-0950

Notices to	MUFG Securities Americas Inc. shall be directed to it at 1221 Avenue of the Americas, 6th Floor, New York, NY 10020

Attention of	Capital Markets Group
Tel: (212) 405-7440
Fax: (646) 434-3455

S-1

Notices to	U.S. Bancorp Investments, Inc. shall be directed to it at 214 North Tryon Street, 26th Floor, EX_NC-WSTC, Charlotte, NC 28202

Attention of	Credit Fixed Income
Tel: (877) 558-2607
Fax: (704) 335-2393

Notices to	Wells Fargo Securities, LLC shall be directed to it at 550 South Tryon Street, 5th Floor, Charlotte, NC 28202

Attention of	Transaction Management
Fax: (704) 410-0326

S-2

EXHIBIT A

IDAHO POWER COMPANY

First Mortgage Bonds,

Secured Medium-Term Notes, Series L, Administrative Procedures

Book-Entry Form

The First Mortgage Bonds, Secured Medium-Term Notes, Series L, Due from One Year to Forty Years from Date of Issue (the “Notes”) of Idaho Power Company (the “Company”) are to be offered on a continuing basis. BofA Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as agents (each an “Agent”), have agreed to use their reasonable best efforts to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own account. The Notes are being sold pursuant to a Selling Agency Agreement between the Company and the agents named therein (including the Agents) dated the date hereof (the “Agency Agreement”). The Notes have been registered with the Securities and Exchange Commission (the “Commission”). The Notes will be issued under the Company’s Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company (the “Trustee”), as supplemented, pursuant to the Forty-ninth Supplemental Indenture dated as of June 5, 2020 (the “Indenture”).

The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

Each Note will be represented by a Global Security (as defined hereinafter) delivered to Deutsche Bank Trust Company Americas (“Deutsche Bank”) as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note.

The procedures to be followed during, and the specific terms of, the solicitation of orders by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Finance Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding orders to purchase Notes and the details of their delivery.

Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth below, as adjusted in accordance with changes in DTC’s operating requirements. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Only fixed rate Notes may be issued. To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC’s operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC’s operating requirements and the Agency Agreement shall control.

Administrative Procedures for

Book-Entry Notes

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Deutsche Bank will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and Deutsche Bank to DTC dated as of November 21, 2000, and a Medium-Term Note Certificate Agreement between Deutsche Bank and DTC, dated as of October 21, 1988, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement system (“SDFS”).

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a “Global Security”) representing up to $500,000,000 principal amount of all such Book-Entry Notes that have the same Issue Date, original issue discount provisions, if any, Interest Payment Dates, Regular Record Dates, redemption, repayment and extension provisions, if any, Maturity Date, and interest rate (collectively, the “Terms”). Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global Security will represent any securities in certificated form.

Identification Numbers:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing Book-Entry Notes and book-entry medium-term notes issued by the Company with other series designations. Deutsche Bank, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. Deutsche Bank will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B.” DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that Deutsche Bank has assigned to Global Securities. Deutsche Bank will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, Deutsche Bank or the Company shall deliver a list of such additional CUSIP numbers to DTC.

Registration:	Global Securities will be issued only in fully registered form without coupons. Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, or such other name as may be requested by DTC, on the bond register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner in such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such Participants) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:	After the first Interest Payment Date on individual issues of the Notes, Deutsche Bank may deliver to DTC’s Reorganization Department, Interactive Data Control and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty (30) days after such written notice is delivered and at least thirty (30) days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including Deutsche Bank) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Deutsche Bank will deliver to the CUSIP Service Bureau a written reorganization notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Deutsche Bank will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Maturities:	Each Book-Entry Note will mature on a date not less than one (1) year nor more than forty (40) years after the Issue Date for such Note.

Denominations:	Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Interest:	General. Interest, if any, on each Book-Entry Note will accrue from the Original Interest Accrual Date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus (as defined in the Agency Agreement). Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding Maturity (other than a Maturity of a Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate (daily or weekly) bond report published by Standard & Poor’s Corporation.

Regular Record Dates. Unless otherwise specified pursuant to Settlement Procedure “A” below, the Regular Record Dates with respect to the Interest Payment Dates set forth below shall be February 15 and August 15.

Interest Payment Dates. Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Book-Entry Notes will be made semiannually on March 1 and September 1 of each year and at Maturity; provided, however, that if an Interest Payment Date for a Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date; provided further, that in the case of a Book-Entry Note issued between a Regular Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date.

Calculation of Interest:	Interest on Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Payment of Principal and Interest:	Payment of Interest Only. Promptly after each Regular Record Date, Deutsche Bank will deliver to the Company and DTC’s Dividend Department a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the appropriate (daily or weekly) bond reports published by Standard & Poor’s Corporation. The Company will pay to Deutsche Bank, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and Deutsche Bank will pay such amount to DTC, at the times and in the manner set forth below under “Manner of Payment.”

Payments at Maturity. On or about the first Business Day of each month, Deutsche Bank will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing in the following month. Deutsche Bank, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. On or before Maturity, the Company will pay to Deutsche Bank, as paying agent, the principal amount of such Global Security, together with interest due at such Maturity. Deutsche Bank will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment.” If any Maturity of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity. Promptly after payment to DTC of the principal and interest due at Maturity of such Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company. On the first Business Day of each month, Deutsche Bank will deliver to the Company a written statement indicating the total principal amount of Outstanding Global Securities as of the immediately preceding Business Day.

Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to Deutsche Bank in immediately available funds on such date. The Company will make such payment on such Global Securities by wire transfer to Deutsche Bank, to the following account:

Deutsche Bank Trust Company Americas
Trust & Securities Services
ABA #: 021001033
Account Number: 01419647
Reference: Idaho Power First Mortgage Bonds.

Prior to 10 A.M. (New York City time) on the date of Maturity or as soon as possible thereafter, Deutsche Bank will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security on such date. On each Interest Payment Date (other than at Maturity), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between Deutsche Bank and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor Deutsche Bank shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedures upon Company’s Exercise of Optional Redemption:	Company Notice to Trustee Regarding Exercise of Optional Redemption. At least 35 days prior to the date on which it intends to redeem a Book-Entry Note, the Company will notify the Trustee that it is exercising such option with respect to such Book-Entry Note on such date.

Trustee Notice to DTC Regarding Company’s Exercise of Optional Redemption. After receipt of notice that the Company is exercising its option to redeem a Book-Entry Note, the Trustee will, at least 30 days before the redemption date for such Book-Entry Note, deliver to DTC a notice identifying such Book-Entry Note by CUSIP number and informing DTC of the Company’s exercise of such option with respect to such Book-Entry Note.

Deposit of Redemption Price. On or before any redemption date, the Company shall deposit with such Trustee an amount of money sufficient to pay the redemption price, plus interest accrued to such redemption date, for all the Book-Entry Notes or portions thereof which are to be repaid on such redemption date. Such Trustee will use such money to repay such Book-Entry Notes pursuant to the terms set forth in such Notes.

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Orders:	Unless otherwise instructed by the Company, each Agent will advise the Company promptly by telephone or other appropriate means of all orders to purchase Book-Entry Notes received by such Agent, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Book-Entry Notes and may reject any such orders in whole or in part.

Preparation of Pricing Supplement and, if applicable, Term Sheet:	If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a “Pricing Supplement”) reflecting the applicable interest rates and other terms of such Book-Entry Note and will supply at least ten copies thereof (and additional copies if requested) to the Agent which presented the order (the “Presenting Agent”). If applicable, the Final Term Sheet (as defined in the Agency Agreement) reflecting the terms of such Book-Entry Note will be prepared by the Presenting Agent and at least one copy thereof (and additional copies if requested) will be delivered by the Presenting Agent to the Company. The Company will arrange to have such Pricing Supplement filed with the Commission in accordance with Rule 424(b) under the Act and, if applicable, will arrange to have the Final Term Sheet filed in accordance will Rule 433 under the Act. The Company will arrange to have any required Commission filing fees relating to the Notes offered pursuant to such Pricing Supplement paid within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix Pricing Supplements to Prospectuses prior to their use. Outdated Pricing Supplements (other than those retained for files) will be destroyed.

Suspension of Solicitation; Amendment or Supplement:	The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and Deutsche Bank whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension, together with the appropriate Pricing Supplement, may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement), any Issuer Free Writing Prospectus or the Prospectus, it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company will arrange to have any such amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus relating to the Notes filed with the Commission. The Company will provide the Agents and Deutsche Bank with copies of any such amendment or supplement, and confirm to the Agents that such amendment or supplement has been filed with the Commission, and in the case of any supplement to the Prospectus or the Issuer Free Writing Prospectus, pursuant to the applicable paragraph of Rule 424(b) or Rule 433(d) under the Act.

Procedures For Rate Changes:	When the Company has determined to change the interest rates of Book-Entry Notes being offered, it will promptly advise the Agents and the Agents will forthwith suspend solicitation of orders. The Agents will telephone the Company with recommendations as to the changed interest rates. At such time as the Company has advised the Agents of the new interest rates, the Agents may resume solicitation of orders. Until such time only “indications of interest” may be recorded.

Delivery of Pricing Disclosure Package and Prospectus:	The Presenting Agent will cause to be delivered to the purchaser of a Book-Entry Note (i) the Pricing Disclosure Package (as defined in the Agency Agreement) prior to the Applicable Time (as defined in the Agency Agreement) and (ii) the Prospectus (including the Pricing Supplement) prior to or simultaneously with the earlier of the delivery to such purchaser of the confirmation of sale or the Book-Entry Note. Subject to “Suspension of Solicitation; Amendment or Supplement” above, the Presenting Agent will deliver a Pricing Disclosure Package, Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:	For each order to purchase a Book-Entry Note solicited by any Agent and accepted by or on behalf of the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth above and delivery and payment instructions.

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

A. The Presenting Agent will advise the Company by telephone (confirmed in writing) of the following settlement information:

1. Exact name of the purchaser.

2. Principal amount.

3. Issue Date.

4. Original Interest Accrual Date.

5. Settlement date.

6. Interest rate.

7. Interest Payment Dates, if other than March 1 and September 1.

8. Regular Record Dates, if other than February 15 and August 15.

9. Redemption provisions, if any.

10. Maturity date.

11. Purchase Price.

12. Presenting Agent’s commission, determined as provided in Section 2 of the Agency Agreement and certification that the purchasers were solicited solely by such Agent.

13. Net proceeds to the Company.

B. Deutsche Bank will assign a CUSIP number to the Global Security representing such Book-Entry Note and the Company will advise Deutsche Bank by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure “A” above, and the name of the Presenting Agent. Deutsche Bank will also notify the Presenting Agent by telephone of such CUSIP number as soon as practicable. Each such communication by the Company shall constitute a representation and warranty by the Company to Deutsche Bank and the Presenting Agent that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company, (ii) such Note, and the Global Security representing such Note, will conform with the terms of the Indenture for such Note, and (iii) upon authentication and delivery of such Global Security, the aggregate initial offering price of all Notes issued under the Indenture will not exceed $500,000,000 (except for Book-Entry Notes represented by Global Securities authenticated and delivered in exchange for or in lieu of Global Securities pursuant to the Indenture).

C. Deutsche Bank will enter a pending deposit message through DTC’s Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor’s Corporation) and the Presenting Agent:

1. The information set forth in Settlement Procedure “A.”

2. The Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Regular Record Date and amount of interest payable on such Interest Payment Date.

3. The CUSIP number of the Global Security representing such Book-Entry Note.

4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

5. The participant account numbers maintained by DTC on behalf of the Presenting Agent and Deutsche Bank.

D. To the extent the Company has not already done so, the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

E.  The Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note.

F. DTC will credit such Book-Entry Note to Deutsche Bank’s participant account at DTC.

G. Deutsche Bank will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to Deutsche Bank’s participant account and credit such Book-Entry Note to the Presenting Agent’s participant account and (ii) debit the Presenting Agent’s settlement account and credit Deutsche Bank’s settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by Deutsche Bank to DTC that (i) the Global Security representing such Book-Entry Note has been issued and authenticated and (ii) Deutsche Bank is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between Deutsche Bank and DTC.

H. The Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

I.   Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J. Deutsche Bank will, upon receipt of funds from the Presenting Agent in accordance with Settlement Procedure “G”, wire transfer to the Company funds available for immediate use in the amount transferred to Deutsche Bank in accordance with Settlement Procedure “G.” Payments made pursuant to this Settlement Procedure “J” will be made to an account maintained by the Company at Wells Fargo Bank (RTN: 121000248, Account Number: 4000033514).

K. The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For orders of Book-Entry Notes solicited by any Agent and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure		Time
A	11:00	A.M. on the sale date
B	12:00	Noon on the sale date
C	2:00	P.M. on the sale date
D	3:00	P.M. on the day before settlement
E	9:00	A.M. on settlement date
F	10:00	A.M. on settlement date
G-H	2:00	P.M. on settlement date
I	4:45	P.M. on settlement date
J-K	5:00	P.M. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or cancelled, Deutsche Bank will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If Deutsche Bank fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G”, Deutsche Bank may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to Deutsche Bank’s participant account. DTC will process the withdrawal message, provided that Deutsche Bank’s participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, Deutsche Bank will cancel such Global Security in accordance with the

Indenture and so advise the Company and will make appropriate entries in its records. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, Deutsche Bank will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be cancelled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “G”, respectively. The Presenting Agent will notify the Company by telephone of such failure. Thereafter, Deutsche Bank will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, Deutsche Bank will provide, in accordance with Settlement Procedure “E”, for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Deutsche Bank Not to Risk Funds:	Nothing herein shall be deemed to require Deutsche Bank to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the purchaser, it being understood by all parties that payment made by Deutsche Bank to the Company, DTC, the Agents or the purchaser shall be made only to the extent that funds are provided to Deutsche Bank for such purpose.

Authenticity of Signatures:	The Company will cause Deutsche Bank to furnish the Agents from time to time with the specimen signatures of each of Deutsche Bank’s officers, employees or agents who have been authorized by Deutsche Bank to authenticate Book-Entry Notes, but the Agents will have no obligation or liability to the Company or Deutsche Bank in respect of the authenticity of the signature of any officer, employee or agent of the Company or Deutsche Bank on any Book-Entry Note.

Advertising Costs:	The Company will determine with the Agents the amount of advertising that may be appropriate in soliciting offers to purchase the Book-Entry Notes. Advertising expenses will be paid by the Company.

Periodic Statements from Deutsche Bank:	Periodically, Deutsche Bank will send to the Company a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date and setting forth a brief description of any sales of Book-Entry Notes of which the Company has advised Deutsche Bank but which have not yet been settled.

EXHIBIT B

Idaho Power Company

First Mortgage Bonds,

Secured Medium Term Notes, Series L

TERMS AGREEMENT

[Date]

Idaho Power Company

1221 W. Idaho St.

Boise, Idaho 83702-5627

Attention:

Subject in all respects to the terms and conditions of the Selling Agency Agreement (the “Agreement”) dated June 5, 2020, between each of BofA Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, and you, each of the undersigned agrees, severally and not jointly, to purchase the respective principal amount of the [                    ] (the “Notes”) of Idaho Power Company set forth opposite its name below having the terms indicated below:

Name		Principal Amount of Notes
Total		$

Identification of Notes:

[Add additional terms as may be needed to identify Notes.]

Aggregate Principal Amount:	$

Issue Date:

Original Interest Accrual Date:

Interest Rate:

Maturity Date:

Interest Payment Dates:

Regular Record Dates:

Discount or Commission:	%	of Principal Amount

Purchase Price (Price to be paid to Idaho Power Company after discount or commission):	%	of Principal Amount [plus accrued interest from , 20 ]

Price to Public:	%

Purchase Date (Closing Date) and Time:

Applicable Time:

Place for Delivery of Notes and Payment Therefor:

Method of Payment:

Redemption Provisions, if any:

Pricing Disclosure Package:	See Annex I and Annex II

Modification, if any, in the requirements to deliver the documents specified in Section 6(b) of the Agreement:

Period during which additional Notes may not be sold pursuant to Section 4(1) of the Agreement:

Syndicate Provisions: (Set forth any provisions relating to underwriters’ default and step-up of amounts to be purchased.)

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Capitalized terms used in this Terms Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

This Terms Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed an original, but all such respective counterparts shall together constitute one and the same instrument.

[PURCHASER]

By:
Name: Title:

Accepted: IDAHO POWER COMPANY

By:
Name:
Title:

ANNEX I

Documents included in the Pricing Disclosure Package

1.	Prospectus, dated May 17, 2019, for Idaho Power Company First Mortgage Bonds and Debt Securities.

2.

Prospectus Supplement, dated June 5, 2020, for First Mortgage Bonds, Secured Medium-Term Notes, Series L, of Idaho Power Company, including all documents incorporated therein as of the Applicable Time.

3.	Final Term Sheet in the form attached to this Terms Agreement as Annex II.

4.	[List any free writing prospectus, other than the Final Term Sheet, that the Company and the Purchasers have expressly agreed upon.]

ANNEX II

Form of Final Term Sheet

[Form to be attached]

EXHIBIT C

Pursuant to Section [4(k)] [5(e)] [6(b)(iv)] of the Selling Agency Agreement, the independent registered public accounting firm for the Company shall furnish [a letter][letters] to the Agents or Purchasers, as applicable, to the effect that:

(i) They are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(ii) In their opinion, the consolidated financial statements and consolidated financial statement schedules audited by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related rules and regulations adopted by the Commission, and, if applicable, they have performed the procedures established by the Public Company Accounting Oversight Board for a review of interim financial information on the consolidated interim financial statements for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents or Purchasers, as applicable;

(iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention that caused them to believe that:

(A) the unaudited consolidated statements of income, consolidated statements of comprehensive income, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of capitalization included or incorporated by reference in the Company’s Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the Commission;

(B) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (consisting of common stock, premium on capital stock, and capital stock expense) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net assets or other items specified by the Agents or Purchasers, as applicable, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

(C) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (B) there were any decreases in consolidated revenues or net income or other items specified by the Agents or Purchasers, as applicable, or any increases in any items specified by the Agents or Purchasers, as applicable, in each case as compared with the comparable period of the preceding year and with any other period of corresponding

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length specified by the Agents or Purchasers, as applicable, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur, for declarations of dividends, or which are described in such letter; and

(iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents or Purchasers, as applicable, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or Purchasers, as applicable, or in documents incorporated by reference in the Prospectus specified by the Agents or Purchasers, as applicable, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement, except as described in such letter.

All references to the Prospectus in this Exhibit C shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as amended or supplemented (including the documents incorporated by reference therein) in relation to the Notes for purposes of the letter[s] delivered on the date of the Terms Agreement related to such Notes and at the Closing Date for such Notes.

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EXHIBIT D-1

[●], 201[●]

The Addressees listed on Exhibit A

[as the purchasers (the “Purchasers”)

named in the Terms Agreement, dated

[●], between Idaho Power Company

and the Purchasers (the “Terms Agreement”)]

Re:	$[●] Principal Amount of [●%] First Mortgage Bonds, Secured Medium-Term

Notes [due [●]], Series L, of Idaho Power Company

Ladies and Gentlemen:

With reference to the issuance and sale by Idaho Power Company, an Idaho corporation (the “Company”)[, pursuant to the Selling Agency Agreement, dated June 5, 2020 (the “Agency Agreement”), between the Company and each of you,] of [up to $500,000,000][$●] in aggregate principal amount of the Company’s [●%] First Mortgage Bonds [due [●]], Secured Medium-Term Notes, Series L (the “Notes”), [pursuant to the Terms Agreement,] to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Trustee”), as supplemented by all indentures supplemental thereto, including the Forty-ninth Supplemental Indenture, dated as of June 5, 2020, between the Company and the Trustee (the Indenture of Mortgage and Deed of Trust, as so supplemented, being hereinafter called the “Mortgage”), we advise you that we are counsel to the Company and in that capacity have reviewed or participated in the preparation of (1) the Mortgage; (2) the registration statement (File No. 333-231555-01) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on May 17, 2019 (the “Registration Statement”); (3) the prospectus relating to the securities of the Company, dated May 17, 2019 (the “Base Prospectus”), as supplemented by a prospectus supplement relating to the Notes, dated June 5, 2020 (the “Prospectus Supplement”)[, and Pricing Supplement No. [●], dated [●], relating to the Notes (the “Pricing Supplement”)], in each case including the documents incorporated by reference therein (the Base Prospectus, as so supplemented by the Prospectus Supplement [and Pricing Supplement], being hereinafter referred to as the “Prospectus”); (4) the [Selling] Agency Agreement [, dated June 5, 2020, between the Company and the agents named therein (the “Agency Agreement”)] [;] [and] (5) the Bond Application, dated [●], 2020, for authentication and delivery of the [Notes][notes] in an aggregate principal amount not to exceed $500,000,000 (the “Bond Application”)[; (6) the final term sheet, dated [●], relating to the Notes, as filed by the Company with the Commission pursuant to Rule 433 under the Securities Act (the “Free Writing Prospectus”) and (7) the Term Agreement]. Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement [or the Terms Agreement]. This opinion is being furnished to you pursuant to [the Terms Agreement and] Section [4(j)][5(b)][6(b)(ii)] of the Agency Agreement.

A.	Assumptions

We have examined, have relied as to matters of fact upon and have assumed the accuracy of originals or copies certified or otherwise identified to our satisfaction of such records, agreements, documents and other instruments and such representations, statements and certificates or comparable documents of or from public officials and officers and representatives of the Company and of representations of such persons whom we have deemed appropriate, and have made such other

D-1-1

investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, and in connection with our review of all such documents, including the documents referred to in clauses (1) through [(5)][(7)] of the preceding paragraph (the “Transaction Documents”), we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed the regularity of all corporate procedures, that the Trustee has the power and authority to authenticate the certificate representing the Notes and that the Mortgage has been duly authorized, executed and delivered by the Trustee.

We have also relied, without investigation, on the following assumptions, in addition to those set forth elsewhere in this letter:

(1) All individuals have sufficient legal capacity to perform their functions with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents (the “Transaction”).

(2) The Transaction Documents that are agreements and the other agreements reviewed by us are valid and binding obligations of each party thereto, other than the Company, enforceable against it in accordance with their terms, and each such party has complied with all legal requirements pertaining to its status relevant to its right to enforce such agreements against the Company.

B.	Opinions

Based upon the foregoing, and subject to the qualifications and exclusions and further assumptions stated below, we express the following opinions:

(1) The Mortgage has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company, and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights, and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity) and has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(2) The Notes[, when issued and paid for as contemplated in the Agency Agreement and the Mortgage, will be] [are] legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefit of the security provided by the Mortgage, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

(3) The Agency Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.

(4) [The Terms Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company.]

(5) Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus, the Registration Statement, as of its most recent effective date, including the documents incorporated therein by reference, and the Prospectus, as of the date [hereof][of the [Prospectus][Pricing] Supplement], appeared on their face to be appropriately

D-1-2

responsive, in all material respects, to the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder (except for the financial statements and financial schedules and other financial or accounting data included therein or omitted therefrom and for management’s report on the Company’s internal control over financial reporting and the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein and the Statements of Eligibility of the Trustee on Forms T-1 under the Trust Indenture Act, as to which we express no opinion); the Registration Statement has become effective under the Securities Act; and, to our knowledge, no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Securities Act.

(6) [The issuance and sale of the Notes and the compliance by the Company with all of the provisions of the Notes, the Mortgage, the Agency Agreement and the Terms Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any statute of the State of New York or the State of Idaho or any order, rule or regulation of any New York or Idaho court or governmental agency or body having jurisdiction over the Company or any of its properties that in our experience are typically applicable to agreements similar to the Transaction Documents and transactions similar to the Transaction, it being understood that we express no opinion as to the securities or blue sky laws.]

(7) All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the Company’s issuance and sale of the Notes [to the Purchasers] in the manner set forth in the Agency Agreement [and the Terms Agreement] have been obtained and are in effect, except that the order of the Idaho Public Utilities Commission grants authority to sell the Notes only through May 31, 2022; it being understood that we express no opinion as to any consents or approvals required to be obtained, or other actions required to be taken, under the state securities or blue sky laws of any jurisdiction.

(8) The statements set forth in the Base Prospectus under the caption “Description of First Mortgage Bonds[,]”[and] in the Prospectus Supplement under the caption “Description of the Notes[,]” [and in the Pricing Supplement under the caption “[●],”] insofar as they purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

C.	Exclusions; Qualifications; Further Assumptions

[In connection with our opinions set forth in paragraphs (2) and [(7)] above, we have assumed that at the time of the issuance, sale and delivery of each particular Note that Note will conform to the form of Note examined by us. In connection with our opinion set forth in paragraph (2) above, we have assumed that at the time of the issuance, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and that the issuance, sale and delivery of such Note, all of the terms of such Note and the performance by the Company of its obligations thereunder will comply with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of the Mortgage or any agreement or instrument then binding upon the Company.] In connection with our opinion set forth in paragraph [(5)] above, we have assumed the correctness and completeness of the representations and statements made to us or included in the Registration Statement and the Prospectus by the Company and take no responsibility therefor.

The opinion expressed in paragraph (5) above, with respect to the effectiveness of the Registration Statement is based solely on electronic confirmation from the Commission of the filing of the Registration Statement on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The opinion expressed in paragraph (5) above, with respect to the absence of any stop orders suspending the effectiveness of the Registration Statement, is based solely on confirmation of the list of stop orders issued by the Commission on the Commission’s website on [●].

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The foregoing opinions are limited to the federal laws of the United States and the laws of the States of New York and Idaho, and we express no opinion as to the laws of any other jurisdiction. We are not passing upon matters relating to title to property, liens, licenses, franchises, water rights or conformity to the laws of the States of Idaho, Montana, Nevada, Oregon, Washington or Wyoming, or upon questions of the recording of, or the validity or priority of the lien of, the Mortgage.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

This opinion letter is being rendered to you and is solely for the benefit of the [Agents] [Purchasers] in connection with the Transaction. This opinion letter may not be used or relied upon for any other purpose or by any other person or entity, including, without limitation, any person to whom any of the [Agents] [Purchasers] offers or sells any Notes, without our express written consent. Notwithstanding the foregoing sentence, this letter may be relied upon by Brian Buckham as to matters of New York law to the same extent as if it were addressed to him.

Very truly yours,

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EXHIBIT D-2

[●], 201[●]

The Addressees listed on Exhibit A

[as the purchasers (the “Purchasers”)

named in the Terms Agreement, dated

[●], between Idaho Power Company

and the Purchasers (the “Terms Agreement”)]

Re:	$[●] Principal Amount of [●%] First Mortgage Bonds, Secured Medium-Term

Notes, Series L, of Idaho Power Company

Ladies and Gentlemen:

With reference to the issuance and sale by Idaho Power Company, an Idaho corporation (the “Company”)[, pursuant to the Selling Agency Agreement, dated June 5, 2020 (the “Agency Agreement”), between the Company and each of you,] of [up to $500,000,000 in][$[●]] aggregate principal amount of the Company’s [●%] First Mortgage Bonds [due [●]], Secured Medium-Term Notes, Series L (the “Notes”)[, pursuant to the Terms Agreement], to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Trustee”), as supplemented by all indentures supplemental thereto, including the Forty-ninth Supplemental Indenture, dated as of June 5, 2020, between the Company and the Trustee, we advise you that we are counsel to the Company and in that capacity have reviewed or participated in the preparation of (1) the registration statement (File No. 333-231555-01) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on May 17, 2019 (the “Registration Statement”); (2) the prospectus relating to the securities of the Company, dated May 17, 2019 (the “Base Prospectus”), as supplemented by a prospectus supplement relating to the Notes, dated June 5, 2020 (the “Prospectus Supplement”) [and Pricing Supplement No. [●], dated [●], relating to the Notes (the “Pricing Supplement”)], in each case including the documents incorporated by reference therein (the Base Prospectus, as so supplemented by the Prospectus Supplement [and Pricing Supplement], being hereinafter referred to as the “Prospectus”)[;] [and] (3) the [Selling] Agency Agreement[, dated June 5, 2020, between the Company and the agents named therein (the “Agency Agreement”)][; (4) the final term sheet, dated [●], filed by the Company with the Commission pursuant to Rule 433 under the Securities Act (the “Free Writing Prospectus”) and (5) the Terms Agreement]. Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement [or the Terms Agreement]. This letter is being furnished to you pursuant to [the Terms Agreement and] Section [4(j)][5(b)][6(b)(ii)] of the Agency Agreement.

We have participated in conferences with certain officers and representatives of the Company, with other counsel for the Company and with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements made in the Registration Statement, the Prospectus[, the Pricing Disclosure Package (as defined below)] or the documents incorporated by reference therein (except to the limited extent referred to in paragraph 8 of our opinion to you dated the date hereof), nothing has come to our attention that has caused us to believe that (i) the Registration Statement, as of its most recent effective date, including the documents incorporated therein by reference, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading[, (ii) as of [●] Eastern [Daylight] Time on [●], the pricing disclosure package consisting of the Base Prospectus, the Prospectus Supplement and the Free Writing

D-2-1

Prospectus, taken as a whole, including the documents incorporated by reference therein as of such date (the “Pricing Disclosure Package”), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading] or [ii][iii]the Prospectus, as amended and supplemented as of the date [of the Terms Agreement and as of the date ]and time of delivery of this letter, including the documents incorporated by reference therein as of such dates, [contained or ]contains any untrue statement of a material fact or [omitted or ]omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no view as to the financial statements or financial schedules or other financial or accounting data included in the Registration Statement[,] [or the Prospectus] [or the Pricing Disclosure Package], as to management’s report on the Company’s internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein, or as to the Statements of Eligibility of the Trustee on Forms T-1 under the Trust Indenture Act of 1939, as amended.

This letter is being rendered to you and is solely for the benefit of the [Agents] [Purchasers] in connection with the transactions contemplated by the [Agency] [Terms] Agreement and may not be used or relied upon for any other purpose or by any other person or entity, including, without limitation, any person to whom any of the [Agents] [Purchasers] offers or sells any Notes, without our express written consent.

Very truly yours,

D-2-2

EXHIBIT E

[●], 201[●]

The Addressees listed on Exhibit A

[as the purchasers (the “Purchasers”)

named in the Terms Agreement, dated

[●], between Idaho Power Company

and the Purchasers (the “Terms Agreement”)]

Re:	$[●] Principal Amount of [●%] First Mortgage Bonds, Secured Medium-Term Notes, Series

L, of Idaho Power Company

Ladies and Gentlemen:

In connection with the issuance and sale[, pursuant to the Selling Agency Agreement, dated June 5, 2020 (the “Agency Agreement”), between][by] Idaho Power Company, an Idaho corporation (the “Company”)[, and each of you, of up to $500,000,000][of $[●]] in aggregate principal amount of the Company’s [●%] First Mortgage Bonds [due [●]], Secured Medium-Term Notes, Series L (the “Notes”)[, pursuant to the Terms Agreement, dated [●], between the Company and each of you a party thereto (the “Terms Agreement”)], to be issued under an Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Trustee”), as supplemented by all indentures supplemental thereto, including the Forty-ninth Supplemental Indenture, dated as of June [●], 2020, between the Company and the Trustee (the Indenture of Mortgage and Deed of Trust, as so supplemented, being hereinafter called the “Mortgage”), I am, pursuant to [the Terms Agreement and] Section [5(b)] [6(b)(ii)] of the [Selling] Agency Agreement[, dated June 5, 2020, between the Company and the agents named therein (the “Agency Agreement”),] furnishing this opinion to you as the Company’s General Counsel. I am familiar with its legal status and that of its property, and I am also familiar with (1) the Mortgage; (2) the registration statement (File No. 333-231555-01) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on May 17, 2019 (the “Registration Statement); (3) the prospectus relating to the securities of the Company, dated May 17, 2019 (the “Base Prospectus”), as supplemented by a prospectus supplement relating to the Notes, dated June 5, 2020 (the “Prospectus Supplement”) [and Pricing Supplement No. [●], dated [●], relating to the Notes (the “Pricing Supplement”)], in each case including the documents incorporated by reference therein (the Base Prospectus, as so supplemented by the Prospectus Supplement [and the Pricing Supplement], being hereinafter referred to as the “Prospectus”); (4) the Agency Agreement[;] [and] (5) the Bond Application, dated June 5, 2020, for authentication and delivery of the [Notes] [notes] in an aggregate principal amount not to exceed $500,000,000 (the “Bond Application”)[; (6) the final term sheet, dated [●], relating to the Notes (the “Free Writing Prospectus”), as filed by the Company with the Commission pursuant to Rule 433 under the Securities Act and (7) the Terms Agreement]. Terms not otherwise defined herein shall have the meanings given to them in the Agency Agreement [or the Terms Agreement].

I have made such examination of matters of law as in my opinion is necessary or desirable for the purpose of this opinion. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records, agreements, documents and other instruments as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, and in the review of all such documents, including the documents referred to in clauses (1) through [(5)][(7)] of the preceding paragraph, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. I have also assumed that the Trustee has the power and authority to authenticate the certificate representing the Notes and that the Mortgage has been duly authorized, executed and delivered by the Trustee.

Based upon and subject to the foregoing, and subject to the further qualifications and limitations expressed below, I am of the opinion that:

(1) The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the laws of the State of Idaho, with the requisite corporate power to own its properties and conduct its business in all material respects as described in the Prospectus.

(2) To the best of my knowledge, other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if decided adversely to the Company would individually or in the aggregate be reasonably likely to have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries considered as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(3) The Agency Agreement has been duly authorized, executed and delivered by the Company.

(4) [The Terms Agreement has been duly authorized, executed and delivered by the Company.]

(5) The Notes[, when issued and paid for as contemplated in the Agency Agreement and the Mortgage, will be] [have been duly authorized, executed, authenticated, issued and delivered and are] legal, valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefit of the security provided by the Mortgage, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity).

(6) The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a valid lien to the extent that it purports to be one upon the property described therein as being subject to the lien thereof (except any which has been duly released from the lien thereof) and is a legal, valid and binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general principles of equity (regardless of whether such principles are considered in a proceeding at law or in equity); said Mortgage has been duly recorded and filed in such manner and in such places as are required by law in order to establish, preserve and protect the lien of said Mortgage.

(7) The issuance and sale of the Notes [in an aggregate principal amount not to exceed the amount set forth in the Bond Application] and the compliance by the Company with all of the provisions of the Notes, the Mortgage[,] [and] the Agency Agreement [and the Terms Agreement] and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation, as amended, or Bylaws, as amended, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

(8) The description of the Company’s property in the Mortgage is adequate to constitute the Mortgage a lien thereon. The Company has good and marketable fee title to all real property upon which the Mortgage purports to create a lien, except water rights, leases, licenses, franchises, easements and other interests in real property of a similar nature, as to which it has good and valid title, in each case free and clear of all liens, charges and encumbrances other than excepted encumbrances as defined in the Mortgage and the lien of the Mortgage, subject to minor defects and clouds common to property of the size and character of that of the Company. Such minor defects and clouds are in my opinion not important and do not materially interfere with the operations of the Company or materially detract from the value of its property.

(9) The Company has such valid franchises, permits, licenses, easements and consents, free from burdensome restrictions, as are required by law for the operation of the Company’s system and as are required for the adequate conduct of its business in the territory which it serves.

(10) All regulatory consents and approvals required to be obtained by the Company from any governmental body or bodies in connection with the Company’s issuance and sale of the Notes [to the Purchasers] in the manner set forth in the Agency Agreement [and the Terms Agreement] have been obtained and are in effect, except that the order of the Idaho Public Utilities Commission grants authority to sell the Notes only through May 31, 2022; it being understood that I express no opinion as to any consents or approvals required to be obtained, or other actions required to be taken, under the state securities or blue sky laws of any jurisdiction.

(11) The statements set forth in the Base Prospectus under the caption “Description of First Mortgage Bonds[,]” [and] in the Prospectus Supplement under the caption “Description of the Notes[,]” [and in the Pricing Supplement under the captions “[●]” and “[●],”] insofar as they purport to summarize certain provisions of the documents described therein, fairly summarize such provisions in all material respects.

[In connection with my opinions set forth in paragraphs [(5)] and [(10)] above, I have assumed that at the time of the issuance, sale and delivery of each particular Note that Note will conform to the form of Note examined by me. In connection with my opinion set forth in paragraph [(5)] above, I have assumed that at the time of the issuance, sale and delivery of each particular Note there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Note and that the issuance, sale and delivery of such Note, all of the terms of such Note and the performance by the Company of its obligations thereunder will comply with each requirement or restriction imposed on the Company after the date hereof by any court or governmental body having jurisdiction over the Company and will not result in a default under or a breach of any agreement or instrument that becomes binding upon the Company after the date hereof.]

In the course of the preparation by the Company of the Registration Statement and the Prospectus, I have had conferences with certain of its officers and representatives and with Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus. Based upon the procedures set forth above, nothing has come to my attention that has caused me to believe that (i) the Registration Statement, as of its most recent effective date, including the documents incorporated therein by reference, contained any untrue statement of a material fact or omitted to state a material fact required to be stated

therein or necessary to make the statements therein not misleading, or (ii) [as of [●] Eastern [Daylight] Time on [●], the pricing disclosure package consisting of the Base Prospectus, the Prospectus Supplement and the Free Writing Prospectus, taken as a whole, including the documents incorporated by reference therein as of such date (the “Pricing Disclosure Package”), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, nothing has come to my attention that has caused me to believe that the Prospectus, as amended or supplemented as of the date of the Terms Agreement and as of the date and time of the delivery of this letter, including the documents incorporated by reference therein as of such dates, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading] [the Prospectus, as amended and supplemented as of the date and time of delivery of this letter, including the documents incorporated by reference therein as of such dates, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading]. I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement[,] [or] the Prospectus [or the Pricing Disclosure Package] (except to the limited extent referred to in paragraph [(11)] above). I express no view as to the financial statements or other financial or accounting data included in the Registration Statement[,] [or] the Prospectus [or the Pricing Disclosure Package], or as to management’s report on the Company’s internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting included therein or as to the Statements of Eligibility of the Trustee on Forms T-1 under the Trust Indenture Act.

My opinions expressed in the numbered paragraphs above are limited to the laws of the State of Idaho and the federal laws of the United States and, with respect to paragraphs [5, 6, 7, 8, 9 and 10], to the laws of the States of Montana, Nevada, Oregon, Washington, and Wyoming as well. My views expressed in the immediately preceding paragraph relate only to the federal securities laws of the United States. As to all matters of New York law, I have relied upon an opinion of even date herewith addressed to you by Perkins Coie LLP, counsel for the Company.

This letter is furnished by me in connection with the transactions contemplated by the [Agency] [Terms] Agreement, is solely for the benefit of the [Agents] [Purchasers] and may not be delivered to or relied upon in any manner by any other person or entity, including, without limitation, any person to whom any of the [Agents] [Purchasers] offers or sells any Notes, or for any other purpose, without my express written consent.

Notwithstanding the foregoing paragraph, this letter may be relied upon by Perkins Coie LLP and Sullivan & Cromwell LLP in connection with opinions rendered by them on the date hereof pursuant to the Agency Agreement (except as to matters dealt with in the numbered paragraphs relating to the federal laws of the United States) to the same extent as if it were addressed to them.

Very truly yours,

Brian Buckham

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